Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES FOURTH QUARTER 2019

TOTAL REVENUE OF $64.6 MILLION

CAMARILLO, CA March 12, 2020 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and twelve months ended December 31, 2019.

Fourth Quarter 2019 Results

For the quarter ended December 31, 2019 compared to the quarter ended December 31, 2018:

Consolidated

•	Total revenue decreased 3.8% to $64.6 million from $67.2 million;

•	Total operating expenses decreased 0.9% to $63.0 million from $63.5 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (1) decreased 2.2% to $54.4 million from $55.6 million;

•	Operating income decreased 54.6% to $1.7 million from $3.7 million;

•	Net loss increased 47.5% to $4.5 million, or $0.17 net loss per share from $3.1 million, or $0.12 net loss per share;

•	EBITDA (1) decreased 20.6% to $6.9 million from $8.7 million;

•	Adjusted EBITDA (1) decreased 11.6% to $10.2 million from $11.6 million; and

•	Net cash used by operating activities decreased 8.1% to $2.5 million from $2.8 million.

Broadcast

•	Net broadcast revenue decreased 1.2% to $50.5 million from $51.1 million;

•	Station Operating Income (“SOI”) (1) decreased 0.8% to $12.5 million from $12.6 million;

•	Same Station (1) net broadcast revenue increased 1.2% to $49.4 million from $48.8 million; and

•	Same Station SOI (1) decreased 0.5% to $12.8 million from $12.9 million.

Digital Media

•	Digital media revenue decreased 15.0% to $9.8 million from $11.5 million; and

•	Digital Media Operating Income (1) decreased 34.1% to $2.0 million from $3.0 million.

Publishing

•	Publishing revenue decreased 5.1% to $4.3 million from $4.6 million; and

•	Publishing Operating Loss (1) increased 77.3% to $0.9 million from $0.5 million.

Included in the results for the quarter ended December 31, 2019 are:

•	A $2.4 million impairment charge ($1.8 million, net of tax, or $0.07 per share) related to the goodwill in both the company’s digital media and publishing reporting segments;

•

A $1.0 million impairment charge ($0.7 million, net of tax, or $0.03 per share), of which $17,000 related to impairment of mastheads, and the remainder to broadcast licenses. Impairments were recorded in the company’s Tampa, Florida market;

•

A $1.1 million ($0.8 million, net of tax, or $0.03 per share) net loss on the disposition of assets which includes a $1.5 million estimated pre-tax loss for the pending sale of radio station WBZW-AM in Orlando, Florida, offset by a $0.5 million reduction of the loss recorded for the sale of nine radio stations based on the actual closing costs incurred and a reconciliation of total station assets to assets included in the sale;

•	A $1.2 million gain ($0.9 million, net of tax, or $0.03 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024; and

•	A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options primarily consisting of:

○	$0.1 million non-cash compensation charge included in corporate expenses; and

○	the remaining $0.1 million non-cash compensation charge included in broadcast and digital media.

Included in the results for the quarter ended December 31, 2018 are:

•	A $2.9 million ($2.1 million, net of tax, or $0.08 per share) impairment, of which $36,000 related to impairment of mastheads and the reminder to broadcast licenses;

•

A $0.3 million ($0.2 million, net of tax, or $0.01 per share) net loss reflects the impact of the sale of radio stations KOTK-AM and KCRO-AM in Omaha, Nebraska that was adjusted as of the closing date based on the actual assets sold and various other fixed asset disposals;

•	A $0.4 million gain ($0.3 million, net of tax, or $0.01 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024; and

•	A $0.2 million non-cash compensation charge ($0.1 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

○	$0.1 million non-cash compensation charge included in corporate expenses; and

○	the remaining $0.1 million non-cash compensation charge included in broadcast, digital media and publishing operating expenses.

Per share numbers are calculated based on 26,683,363 diluted weighted average shares for the quarter ended December 31, 2019, and 26,186,112 diluted weighted average shares for the quarter ended December 31, 2018.

Year to Date 2019 Results

For the twelve months ended December 31, 2019 compared to the twelve months ended December 31, 2018:

Consolidated

•	Total revenue decreased 3.4% to $253.9 million from $262.8 million;

•	Total operating expenses increased 6.6% to $262.1 million from $245.8 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (1) decreased 1.1% to $217.1 million from $219.4 million;

•	The company had an operating loss of $8.2 million compared to operating income of $17.0 million;

•	The company’s net loss increased to $27.8 million, or $1.05 net loss per share from $3.2 million, or $0.12 net loss per share;

•	EBITDA (1) decreased 73.3% to $9.6 million from $35.8 million;

•	Adjusted EBITDA (1) decreased 14.6% to $37.0 million from $43.3 million; and

•	Net cash provided by operating activities decreased 25.9% to $17.0 million from $23.0 million.

Broadcast

•	Net broadcast revenue decreased 2.6% to $193.3 million from $198.5 million;

•	SOI (1) decreased 12.0% to $43.9 million from $49.9 million;

•	Same station (1) net broadcast revenue decreased 1.2% to $190.2 million from $192.6 million; and

•	Same station SOI (1) decreased 12.1% to $44.8 million from $51.0 million.

Digital media

•	Digital media revenue decreased 8.1% to $39.2 million from $42.6 million; and

•	Digital Media Operating Income (1) decreased 10.1% to $8.4 million from $9.3 million.

Publishing

•	Publishing revenue decreased 1.3% to $21.4 million from $21.7 million; and

•	Publishing Operating Loss (1) increased 34.4% to $1.0 million from $0.7 million.

Included in the results for the twelve months ended December 31, 2019 are:

•	A $22.3 million ($16.5 million, net of tax, or $0.62 per share) net loss on the disposition of assets which includes:

○

a $9.4 million pre-tax loss for the sale of nine radio stations WAFS-AM in Atlanta, Georgia, WWDJ-AM in Boston, Massachusetts, WHKZ-AM in Cleveland, Ohio, KEXB-AM (formerly KTNO-AM) in Dallas, Texas, KDMT-AM in Denver, Colorado, KTEK-AM in Houston, Texas, KRDY-AM in San Antonio, Texas and KXFN-AM and WSDZ-AM in St. Louis, Missouri;

○	a $4.7 million pre-tax loss from the sale of four radio stations WWMI-AM and WLCC-AM in Tampa, Florida and WZAB-AM and WOCN-AM (formerly WKAT-AM) in Miami, Florida;

○	a $3.8 million pre-tax loss on the sale of radio station WSPZ-AM in Washington, D.C.,

○	a $1.5 million estimated pre-tax loss for the pending sale of radio station WBZW-AM in Orlando, Florida;

○	a $1.6 million pre-tax loss from the sale of radio station WDYZ-AM (formerly WORL-AM) in Orlando, Florida;

○	a $1.3 million pre-tax loss on the exchange of radio station KKOL-AM in Seattle, Washington for KPAM-AM in Portland, Oregon;

○	a $0.2 million pre-tax loss on the sale Mike Turner’s line of investment products;

○	a $0.2 million pre-tax loss on the sale of HumanEvents.com;

○	a $0.4 million pre-tax gain on the sale of a portion of land on the company’s transmitter site in Miami, Florida; and

○	a $0.1 million pre-tax gain on the sale of Newport Natural Health;

•

A $2.9 million impairment charge ($2.2 million, net of tax, and $0.08 per share) of which $17,000 related to impairment of mastheads and the remainder to broadcast licenses. Impairments were recorded in the company’s Louisville, Philadelphia, Portland, San Francisco and Tampa markets;

•	A $2.4 million impairment charge ($1.8 million, net of tax, or $0.07 per share) related to the goodwill in both the company’s digital media and publishing reporting segments;

•	A $1.7 million gain ($1.2 million, net of tax, or $0.05 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024;

•	A $0.2 million one-time expense ($0.1 million, net of tax) associated with the adoption of ASC 842 and

•	A $1.5 million non-cash compensation charge ($1.1 million, net of tax, or $0.04 per share) related to the expensing of stock options and restricted stock primarily consisting of:

○	$0.9 million non-cash compensation charge included in corporate expenses; and

○	$0.5 million non-cash compensation charge included in broadcast operating expenses; and

○	the remaining $0.1 million non-cash compensation charge included in digital media and publishing operating expenses.

Included in the results for the twelve months ended December 31, 2018 are:

•

A $2.9 million ($2.1 million, net of tax, or $0.08 per share) impairment, of which $36,000 related to impairment of mastheads and the reminder to broadcast licenses. Impairments were recorded in the company’s Cleveland, Louisville and Portland markets;

•	A $4.7 million ($3.4 million, net of tax, or $0.13 per share) net loss on the disposition of assets includes:

○	a $2.4 million pre-tax loss on the sale of KGBI-FM in Omaha, Nebraska;

○	a $1.8 million pre-tax loss on the sale of radio stations KOTK-AM and KCRO-AM in Omaha, Nebraska;

○	a $0.3 million pre-tax loss on the sale of land in Lakeside, California;

○	a $0.2 million pre-tax loss on the sale of land in Covina, California; and

○	offset by a $0.2 million pre-tax gain on the sale of WBIX-AM in Boston, Massachusetts;

•	A $0.6 million gain ($0.5 million, net of tax, or $0.02 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024; and

•	A $0.5 million non-cash compensation charge ($0.4 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

○	$0.3 million non-cash compensation charge included in corporate expenses;

○	$0.1 million non-cash compensation charge included in broadcast operating expenses; and

○	the remaining $0.1 million non-cash compensation charge included in the digital media and publishing operating expenses.

Per share numbers are calculated based on 26,502,934 diluted weighted average shares for the twelve months ended December 31, 2019, and 26,179,702 diluted weighted average shares for the twelve months ended December 31, 2018.

Balance Sheet

As of December 31, 2019, the company had $219.8 million outstanding on the 6.75% senior secured notes due 2024 (the “Notes”) and $12.4 million outstanding on the Asset Based Revolving Credit Facility (“ABL Facility”).

Acquisitions and Divestitures

The following transactions were completed since October 1, 2019:

•

On November 4, 2019, the company sold nine radio stations WAFS-AM in Atlanta, Georgia, WWDJ-AM in Boston, Massachusetts, WHKZ-AM in Cleveland, Ohio, KEXB-AM (formerly KTNO-AM) in Dallas, Texas, KDMT-AM in Denver, Colorado, KTEK-AM in Houston, Texas, KRDY-AM in San Antonio, Texas and KXFN-AM and WSDZ-AM in St. Louis, Missouri for $8.7 million in cash. The company recognized an estimated pre-tax loss of $9.9 million in the third quarter of 2019, which reflects the sales price as compared to the carrying value of the assets of the radio stations and the estimated closing costs. The company reduced the loss in the fourth quarter by $0.5 million to $9.4 million based on the actual closing costs incurred and a reconciliation of total station assets to assets included in the sale.

Pending transactions:

•

On October 31, 2019, the company entered into an agreement to sell radio station WBZW-AM and an FM translator construction permit in Orlando, Florida, for $0.2 million in cash. The company recognized an estimated pre-tax loss of $1.5 million in the fourth quarter of 2019, which reflects the sale price as compared to the carrying value of the assets less the estimated closing costs. The transaction is subject to the approval of the Federal Communications Commission (“FCC”) and is expected to close in mid-2020.

•

On January 3, 2017, Word Broadcasting began operating the company’s Louisville radio stations (WFIA-AM; WFIA-FM; WGTK-AM) under a twenty-four month Time Brokerage Agreement (“TBA”). The company received $0.5 million in cash associated with an option for Word Broadcasting Network to acquire the radio stations during the term. In December 2018, Word Broadcasting notified the company of their intent to purchase its Louisville radio stations. The TBA contained an extension clause that allowed Word Broadcasting to continue operating the station until the purchase agreement was executed and the transaction closed. On June 28, 2019, the TBA was amended to include an additional 24 months under which Word Broadcasting will program the radio stations with the option to acquire the stations extended to December 31, 2020. On February 5, 2020 the company entered into an Asset Purchase Agreement “APA” with Word Broadcasting to sell radio stations WFIA-AM, WFIA-FM and WGTK-AM in Louisville, Kentucky for $4.0 million with a $250,000 credit applied to the sale price if closing occurs before March 31, 2020. Additionally, the buyer will receive a credit toward the purchase price of a sum equal to the monthly fees paid under the TBA that began in January 2017 for months 4-29 of the TBA and a sum equal to $2,000 per month for each monthly fee payment for months 30 and thereafter of the TBA; and a credit of the $450,000 option payment. The company estimates the loss on sale to be approximately $0.5 million net of tax if the sale closes by March 31, 2020 and $0.3 million net of tax if the sale closes later. The actual loss will be recorded in the period ending March 31, 2020.

Conference Call Information

Salem will host a teleconference to discuss its results on March 12, 2020 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group Fourth Quarter 2019 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through March 26, 2020 and can be heard by dialing (877) 660-6853, passcode 13697766 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Follow us on Twitter @SalemMediaGrp.

First Quarter 2020 Outlook

For the first quarter of 2020, the company is projecting total revenue to be between flat and a decrease of 2% from first quarter 2019 total revenue of $60.5 million. Excluding the impact of recent acquisitions and dispositions, the company is projecting total revenue to be between flat and an increase of 2%. The company is also projecting operating expenses before gains or losses on disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to be between flat and an increase of 3% compared to the first quarter of 2019 non-GAAP operating expenses of $53.0 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the disposition of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc., at www.salemmedia.com, Facebook and Twitter (@SalemMediaGrp).

Company Contact:

Evan D. Masyr

Executive Vice President and Chief

Financial Officer

(805) 384-4512

evan@salemmedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same

Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2019	2018	2019
	(Unaudited)
Net broadcast revenue	$51,077	$50,485	$198,502	$193,339
Net digital media revenue	11,544	9,816	42,595	39,165
Net publishing revenue	4,567	4,332	21,686	21,394

Total revenue	67,188	64,633	262,783	253,898

Operating expenses:
Broadcast operating expenses	38,463	37,973	148,614	149,439
Digital media operating expenses	8,504	7,813	33,296	30,801
Publishing operating expenses	5,077	5,236	22,396	22,348
Unallocated corporate expenses	3,748	3,554	15,686	15,940
Change in the estimated fair value of contingent earn-out consideration	4	(1)	76	(41)
Impairment of indefinite-lived long-term assets other than goodwill	2,870	1,010	2,870	2,925
Impairment of goodwill	—	2,427	—	2,427
Depreciation and amortization	4,592	3,838	18,226	15,934
Net (gain) loss on the disposition of assets	253	1,114	4,653	22,326

Total operating expenses	63,511	62,964	245,817	262,099

Operating income (loss)	3,677	1,669	16,966	(8,201)
Other income (expense):
Interest income	1	1	5	2
Interest expense	(4,549)	(4,290)	(18,328)	(17,496)
Gain on early retirement of long-term debt	414	1,244	648	1,670
Net miscellaneous income and (expenses)	2	144	(10)	163

Net loss before income taxes	(455)	(1,232)	(719)	(23,862)
Provision for income taxes	2,605	3,280	2,473	3,977

Net loss	$(3,060)	$(4,512)	$(3,192)	$(27,839)

Basic loss per share Class A and Class B common stock	$(0.12)	$(0.17)	$(0.12)	$(1.05)
Diluted loss per share Class A and Class B common stock	$(0.12)	$(0.17)	$(0.12)	$(1.05)

Basic weighted average Class A and Class B common stock shares outstanding	26,186,112	26,683,363	26,179,702	26,502,934

Diluted weighted average Class A and Class B common stock shares outstanding	26,186,112	26,683,363	26,179,702	26,502,934

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2018	December 31, 2019
		(Unaudited)
Assets
Cash	$117	$6
Trade accounts receivable, net	33,020	30,824
Other current assets	10,500	10,893
Property and equipment, net	96,344	87,673
Operating and financing lease right-of-use assets	164	54,730
Intangible assets, net	414,646	369,216
Deferred financing costs	381	224
Other assets	3,856	4,864

Total assets	$559,028	$558,430

Liabilities and Stockholders’ Equity
Current liabilities	$52,878	$53,134
Long-term debt	234,030	216,468
Operating and financing lease liabilities, less current portion	105	54,174
Deferred income taxes	35,272	38,778
Other liabilities	14,874	6,213

Stockholders’ Equity	221,869	189,663

Total liabilities and stockholders’ equity	$559,028	$558,430

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands, except share and per share data)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Earnings (Deficit)	Treasury Stock	Total
	Shares	Amount	Shares	Amount
Stockholders’ equity, December 31, 2018	22,950,066	$227	5,553,696	$56	$245,220	$10,372	$(34,006)	$221,869
Stock-based compensation	—	—	—	—	176	—	—	176
Cash distributions	—	—	—	—	—	(1,702)	—	(1,702)
Net income	—	—	—	—	—	322	—	322

Stockholders’ equity, March 31, 2019	22,950,066	$227	5,553,696	$56	$245,396	$8,992	$(34,006)	$220,665

Distributions per share	$0.065		$0.065

Stock-based compensation	—	—	—	—	936	—	—	936
Options exercised	200	—	—	—	—	—	—	—
Lapse of restricted shares	389,061	—	—	—	—	—	—	—
Cash distributions	—	—	—	—	—	(1,728)	—	(1,728)
Net loss	—	—	—	—	—	(3,644)	—	(3,644)

Stockholders’ equity, June 30, 2019	23,339,327	$227	5,553,696	$56	$246,332	$3,620	$(34,006)	$216,229

Distributions per share	$0.065		$0.065

Stock-based compensation	—	—	—	—	177	—	—	177
Options exercised	—	—	—	—	—	—	—	—
Lapse of restricted shares	41,323	—	—	—	—	—	—	—
Cash distributions	—	—	—	—	—	(1,730)	—	(1,730)
Net loss	—	—	—	—	—	(20,005)	—	(20,005)

Stockholders’ equity, September 30, 2019	23,380,650	$227	5,553,696	$56	$246,509	$(18,115)	$(34,006)	$194,671

Distributions per share	$0.065		$0.065

Stock-based compensation	—	—	—	—	171	—	—	171
Options exercised	—	—	—	—	—	—	—	—
Lapse of restricted shares	66,667	—	—	—	—	—	—	—
Cash distributions	—	—	—	—	—	(667)	—	(667)
Net loss	—	—	—	—	—	(4,512)	—	(4,512)

Stockholders’ equity, December 31, 2019	23,447,317	$227	5,553,696	$56	$246,680	$(23,294)	$(34,006)	$189,663

Distributions per share	$0.025		$0.025

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (CONT’D)

(Dollars in thousands, except share and per share data)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Earnings	Treasury Stock	Total
	Shares	Amount	Shares	Amount
Stockholders’ equity, December 31, 2017	22,932,451	$227	5,553,696	$56	$244,634	$20,370	$(34,006)	$231,281
Stock-based compensation	—	—	—	—	46	—	—	46
Options exercised	8,125	—	—	—	19	—	—	19
Cash distributions	—	—	—	—	—	(1,701)	—	(1,701)
Net income	—	—	—	—	—	828	—	828

Stockholders’ equity, March 31, 2018	22,940,576	$227	5,553,696	$56	$244,699	$19,497	$(34,006)	$230,473

Distributions per share	$0.065		$0.065

Stock-based compensation	—	—	—	—	126	—	—	126
Options exercised	625	—	—	—	2	—	—	2
Cash distributions	—	—	—	—	—	(1,701)	—	(1,701)
Net loss	—	—	—	—	—	(2,167)	—	(2,167)

Stockholders’ equity, June 30, 2018	22,941,201	$227	5,553,696	$56	$244,827	$15,629	$(34,006)	$226,733

Distributions per share	$0.065		$0.065

Stock-based compensation	—	—	—	—	191	—	—	191
Options exercised	8,865	—	—	—	22	—	—	22
Cash distributions	—	—	—	—	—	(1,702)	—	(1,702)
Net income	—	—	—	—	—	1,207	—	1,207

Stockholders’ equity, September 30, 2018	22,950,066	$227	5,553,696	$56	$245,040	$15,134	$(34,006)	$226,451

Distributions per share	$0.065		$0.065

Stock-based compensation	—	—	—	—	180	—	—	180
Options exercised	—	—	—	—	—	—	—	—
Cash distributions	—	—	—	—	—	(1,702)	—	(1,702)
Net loss	—	—	—	—	—	(3,060)	—	(3,060)

Stockholders’ equity, December 31, 2018	22,950,066	$227	5,553,696	$56	$245,220	$10,372	$(34,006)	$221,869

Distributions per share	$0.065		$0.065

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2019	2018	2019
OPERATING ACTIVITIES
Net loss	$(3,060)	$(4,512)	$(3,192)	$(27,839)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash stock-based compensation	180	171	543	1,460
Depreciation and amortization	4,592	3,838	18,226	15,934
Amortization of deferred financing costs	259	294	1,114	1,060
Non-cash lease expense	—	2,291	—	9,026
Accretion of acquisition-related deferred payments and contingent consideration	—	3	24	5
Provision for bad debts	600	659	2,098	2,066
Deferred income taxes	2,492	3,019	2,191	3,506
Impairment of indefinite-lived long-term assets other than goodwill	2,870	1,010	2,870	2,925
Impairment of goodwill	—	2,427	—	2,427
Change in the estimated fair value of contingent earn-out consideration	4	(1)	76	(41)
Net (gain) loss on the disposition of assets	253	1,114	4,653	22,326
Gain on early retirement of long-term debt	(414)	(1,244)	(648)	(1,670)
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	1,015	1,768	(2,814)	(595)
Inventories	214	(68)	53	(440)
Prepaid expenses and other current assets	868	279	308	617
Accounts payable and accrued expenses	(6,193)	(6,513)	1,031	(2,009)
Deferred rent expense	83	—	(152)	—
Operating lease liabilities	—	(2,129)	—	(10,112)
Contract liabilities	(985)	53	(3,365)	(1,657)
Deferred rent income	(66)	(79)	(135)	(209)
Other liabilities	25	(18)	(15)	(34)
Income taxes payable	26	177	95	264

Net cash provided by operating activities	$2,763	$2,539	$22,961	$17,010

INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(2,754)	(1,693)	(9,267)	(7,757)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	—	(25)	(77)	(28)
Purchases of broadcast assets and radio stations	—	—	(6,534)	(35)
Purchases of digital media businesses and assets	—	—	(4,320)	(1,250)
Proceeds from sale of assets	1,376	16,539	9,894	20,741
Other	(22)	(13)	(420)	(738)

Net cash provided by (used in) investing activities	$(1,400)	$14,808	$(10,724)	$10,933

FINANCING ACTIVITIES
Payments to repurchase 6.75% Senior Secured Notes	(5,893)	(10,628)	(15,443)	(16,751)
Proceeds from borrowings under ABL Facility	42,313	25,423	153,650	111,790
Payments on ABL Facility	(32,853)	(31,062)	(142,990)	(119,024)
Refund (payments) of debt issuance costs	(39)	(1)	(50)	(44)
Proceeds from the exercise of stock options	—	—	43	—
Payments of acquisition-related contingent earn-out consideration	—	—	(140)	—
Payments on financing lease liabilities	(12)	(18)	(85)	(83)
Payment of cash distribution on common stock	(1,702)	(667)	(6,806)	(5,827)
Book overdraft	(3,077)	(395)	(302)	1,885

Net cash used in financing activities	$(1,263)	$(17,348)	$(12,123)	$(28,054)

Net increase (decrease) in cash and cash equivalents	$100	$(1)	$114	$(111)
Cash and cash equivalents at beginning of year	17	7	3	117

Cash and cash equivalents at end of period	$117	$6	$117	$6

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2019	2018	2019
	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Disposition of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments and Depreciation and Amortization Expense (Recurring Operating Expenses)

Operating Expenses	$63,511	$62,964	$245,817	$262,099
Less depreciation and amortization expense	(4,592)	(3,838)	(18,226)	(15,934)
Less change in estimated fair value of contingent earn-out consideration	(4)	1	(76)	41
Less impairment of indefinite-lived long-term assets other than goodwill	(2,870)	(1,010)	(2,870)	(2,925)
Less impairment of goodwill	—	(2,427)	—	(2,427)
Less net gain (loss) on the disposition of assets	(253)	(1,114)	(4,653)	(22,326)
Less stock-based compensation expense	(180)	(171)	(543)	(1,460)

Total Recurring Operating Expenses	$55,612	$54,405	$219,449	$217,068

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$51,077	$50,485	$198,502	$193,339
Net broadcast revenue – acquisitions	—	—	(257)	(274)
Net broadcast revenue – dispositions	(1,608)	(125)	(3,943)	(731)
Net broadcast revenue – format change	(654)	(983)	(1,653)	(2,085)

Same Station net broadcast revenue	$48,815	$49,377	$192,649	$190,249

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$38,463	$37,973	$148,614	$149,439
Broadcast operating expenses – acquisitions	—	(1)	(382)	(399)
Broadcast operating expenses – dispositions	(1,920)	(330)	(4,640)	(1,129)
Broadcast operating expenses – format change	(601)	(1,071)	(1,932)	(2,483)

Same Station broadcast operating expenses	$35,942	$36,571	$141,660	$145,428

Reconciliation of SOI to Same Station SOI
Station Operating Income	$12,614	$12,512	$49,888	$43,900
Station operating loss – acquisitions	—	1	125	125
Station operating loss – dispositions	312	205	697	398
Station operating (income) loss – format change	(53)	88	279	398

Same Station – Station Operating Income	$12,873	$12,806	$50,989	$44,821

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2019	2018	2019
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Loss
Net broadcast revenue	$51,077	$50,485	$198,502	$193,339
Less broadcast operating expenses	(38,463)	(37,973)	(148,614)	(149,439)

Station Operating Income	$12,614	$12,512	$49,888	$43,900

Net digital media revenue	$11,544	$9,816	$42,595	$39,165
Less digital media operating expenses	(8,504)	(7,813)	(33,296)	(30,801)

Digital Media Operating Income	$3,040	$2,003	$9,299	$8,364

Net publishing revenue	$4,567	$4,332	$21,686	$21,394
Less publishing operating expenses	(5,077)	(5,236)	(22,396)	(22,348)

Publishing Operating Loss	$(510)	$(904)	$(710)	$(954)

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP. The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2019	2018	2019
	(Unaudited)
Net loss	$(3,060)	$(4,512)	$(3,192)	$(27,839)
Plus interest expense, net of capitalized interest	4,549	4,290	18,328	17,496
Plus provision for income taxes	2,605	3,280	2,473	3,977
Plus depreciation and amortization	4,592	3,838	18,226	15,934
Less interest income	(1)	(1)	(5)	(2)

EBITDA	$8,685	$6,895	$35,830	$9,566

Less net (gain) loss on the disposition of assets	253	1,114	4,653	22,326
Less change in the estimated fair value of contingent earn-out consideration	4	(1)	76	(41)
Plus impairment of indefinite-lived long-term assets other than goodwill	2,870	1,010	2,870	2,925
Plus impairment of goodwill	—	2,427	—	2,427
Plus (gain) on early retirement of long-term debt	(414)	(1,244)	(648)	(1,670)
Plus net miscellaneous (income) and expenses	(2)	(144)	10	(163)
Plus non-cash stock-based compensation	180	171	543	1,460
Plus ASC 842 lease adoption	—	—	—	171

Adjusted EBITDA	$11,576	$10,228	$43,334	$37,001

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2019	2018	2019
	(Unaudited)
Net cash provided (used) by operating activities	$2,763	$2,539	$22,961	$17,010
Non-cash stock-based compensation	(180)	(171)	(543)	(1,460)
Depreciation and amortization	(4,592)	(3,838)	(18,226)	(15,934)
Amortization of deferred financing costs	(259)	(294)	(1,114)	(1,060)
Non-cash lease expense	—	(2,291)	—	(9,026)
Accretion of acquisition-related deferred payments and contingent earn-out consideration	—	(3)	(24)	(5)
Provision for bad debts	(600)	(659)	(2,098)	(2,066)
Deferred income taxes	(2,492)	(3,019)	(2,191)	(3,506)
Change in the estimated fair value of contingent earn-out consideration	(4)	1	(76)	41
Impairment of indefinite-lived long-term assets other than goodwill	(2,870)	(1,010)	(2,870)	(2,925)
Impairment of goodwill	—	(2,427)	—	(2,427)
Gain (loss) on the disposition of assets	(253)	(1,114)	(4,653)	(22,326)
Gain (loss) on early retirement of debt	414	1,244	648	1,670
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(1,015)	(1,768)	2,814	595
Inventories	(214)	68	(53)	440
Prepaid expenses and other current assets	(868)	(279)	(308)	(617)
Accounts payable and accrued expenses	6,193	6,513	(1,031)	2,009
Contract liabilities	985	(53)	3,365	1,657
Operating lease liabilities (deferred rent)	(83)	2,129	152	10,112
Deferred rent income	66	79	135	209
Other liabilities	(25)	18	15	34
Income taxes payable	(26)	(177)	(95)	(264)

Net loss	$(3,060)	$(4,512)	$(3,192)	$(27,839)

Plus interest expense, net of capitalized interest	4,549	4,290	18,328	17,496
Plus provision for income taxes	2,605	3,280	2,473	3,977
Plus depreciation and amortization	4,592	3,838	18,226	15,934
Less interest income	(1)	(1)	(5)	(2)

EBITDA	$8,685	$6,895	$35,830	$9,566

Plus (gain) loss on the disposition of assets	253	1,114	4,653	22,326
Plus change in the estimated fair value of contingent earn-out consideration	4	(1)	76	(41)
Plus impairment of indefinite-lived long-term assets other than goodwill	2,870	1,010	2,870	2,925
Plus impairment of goodwill	—	2,427	—	2,427
Plus (gain) loss on the early retirement of long-term debt	(414)	(1,244)	(648)	(1,670)
Plus net miscellaneous (income) and expenses	(2)	(144)	10	(163)
Plus non-cash stock-based compensation	180	171	543	1,460
Plus ASC 842 lease adoption	—	—	—	171

Adjusted EBITDA	$11,576	$10,228	$43,334	$37,001

Less net cash paid for capital expenditures (1)	(2,754)	(1,693)	(9,267)	(7,757)
Plus cash (paid) received for taxes	(87)	(85)	(186)	(207)
Less cash paid for interest, net of capitalized interest	(8,437)	(7,964)	(17,231)	(16,539)

Adjusted Free Cash Flow	$298	$486	$16,650	$12,498

(1)	Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at December 31, 2019	Applicable Interest Rate
Senior Secured Notes due 2024 (1)	$219,836,000	6.75%
Asset-based revolving credit facility (2)	12,426,024	3.98%

(1)	$219.8 million notes with semi-annual interest payments at an annual rate of 6.75%.
(2)	Outstanding borrowings under the ABL Facility, with interest payments due at LIBOR plus 1.5% to 2.0% per annum or prime rate plus 0.5% to 1.0% per annum.